Exhibit 16.1 Letter from Sellers & Andersen, L.L.C. pursuant to Item 304(a)(3)
of Regulation S-B.

SELLERS & ANDERSEN, L.L.C.
Certified Public Accountants and Business Consultants

                                                  941 East 3300 South, Suite 202
                                                     Salt Lake City, Utah  84106
                                                          Telephone 801 486-0096
                                                                Fax 801 486-0098

April 28, 2004

United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C.  20549

To Whom It May Concern:

We have read the following paragraphs of Item 4 included in the Form 8-K/A filed
April 28, 2004 of Deep Well Oil & Gas and we are in agreement with the statements contained in these paragraphs:
        o   (a)(1) (i) and (ii)
        o   (a)(1) (iv) (A)
        o   (a)(3)

We have no basis to agree or disagree with Item 4, paragraphs (a)(1)(iii) and
(a)(2).

Very truly yours,

/s/ Sellers & Andersen, L.L.C.
    Sellers & Andersen, L.L.C.